As filed with the Securities and Exchange Commission March 26, 2001

                                           Registration Statement No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               EXELON CORPORATION
             (Exact name of registrant as specified in its charter)


    Pennsylvania                   4931                        23-2990190
--------------------     -------------------------      ----------------------
  (State or other           (Primary Standard                (IRS Employer
   jurisdiction of       Industrial Classification       Identification Number)
   incorporation or               Code)
    organization)
                            10 South Dearborn Street
                                   37th Floor
                             Post Office Box 805379
                          Chicago, Illinois 60680-5379
                                 (312) 394-4321
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Ruth Ann M. Gillis
                Senior Vice President and Chief Financial Officer
                            10 South Dearborn Street
                                   37th Floor
                          Chicago, Illinois 60680-5379
                                 (312) 394-4321

--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                   Copies to:

   Randall E. Mehrberg, Esq.                      Robert C. Gerlach, Esq
      Exelon Corporation                  Ballard Spahr Andrews & Ingersoll, LLP
   10 South Dearborn Street                   1735 Market Street, 51st Floor
          37th Floor                         Philadelphia, Pennsylvania 19103
    Post Office Box 805379                            (215) 665-8500
 Chicago, Illinois 60680-5379
        (312) 394-4321

 Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                 CALCULATION OF REGISTRATION FEE
============================ ======================= ====================== ====================== ===================
    Title of each class                                Proposed maximum       Proposed maximum         Amount of
       of securities              Amount to be        offering price per     aggregate offering       registration
     to be registered            registered (1)            unit (2)               price(2)                fee
---------------------------- ----------------------- ---------------------- ---------------------- -------------------
Debt Securities              $1,500,000,000.00                100%          $1,500,000,000.00              $375,000
---------------------------- ----------------------- ---------------------- ---------------------- -------------------

(1) There is being registered hereunder a presently indeterminate principal amount of debt securities with an aggregate initial offering price not to exceed $1,500,000,000.00.

(2)      Estimated solely for the purpose of calculating the registration fee.

                  ---------------------------------------------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, dated March 26, 2001

                                 $1,500,000,000

                                     [Logo]

                               Exelon Corporation
                                 Debt Securities

                        --------------------------------

         Exelon Corporation may offer from time to time, together or separately, one or more series of its unsecured debt securities. These debt securities will rank equally in terms of payment with all of our other unsubordinated and unsecured indebtedness.

         When a particular series of debt securities is offered, we will prepare and issue a supplement to this prospectus setting forth the particular terms of the offered debt securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the debt securities.

         The aggregate initial public offering price of all debt securities which may be sold under this prospectus will not exceed $1,500,000,000.

                        --------------------------------

         This prospectus may not be used to consummate sales of the securities offered by this prospectus unless accompanied by a prospectus supplement.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                        --------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                            ------------------------

                     Prospectus dated _____________ __, 2001

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that Exelon filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell debt securities with different terms and provisions in one or more offerings of one or more series. The aggregate principal amount of debt securities which we may offer under this prospectus is $1,500,000,000. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".


                       WHERE YOU CAN FIND MORE INFORMATION

         Exelon is a Pennsylvania corporation that files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room       New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center        Citicorp Center
Room 1024                   Suite 1300                  500 West Madison Street
Washington, D.C. 20549      New York, NY 10048          Suite 1400
                                                        Chicago, IL 60661-2511

         Please call the SEC at 1-800-SEC-0330 for additional information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at "http://www.sec.gov". Reports, proxy statements and other information about Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

         The SEC allows Exelon to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in any supplement to this prospectus.

         This prospectus incorporates by reference the documents that Exelon and its predecessor companies, PECO Energy Company and Unicom Corporation, have filed with the SEC. These documents contain important business and financial information about Exelon that is not included in or delivered with this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC (file no. 001-16169) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities.

Exelon

o    Quarterly report on Form 10-Q for the quarter ended September 30, 2000;

o Current reports on Form 8-K filed on October 23, 2000, October 31, 2000, November 15, 2000, November 29, 2000, December 18, 2000, December 22, 2000, January 16, 2001, January 31, 2001, February 26, 2001 and March 16 2001; and

o    Amended current report on Form 8-K/A filed on November 15, 2000.

Predecessor Companies

         PECO Energy Company

o Annual report on Form 10-K for the year ended December 31, 1999, as amended on April 28, 2000;

o Quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

o Current reports on Form 8-K filed on January 7, 2000, January 13, 2000, March 21, 2000, March 24, 2000, May 3, 2000, June 8, 2000, June 22, 2000,
     June 27,  2000,  August 10,  2000,  August 14,  2000,  August 15,  2000 and
     October 20, 2000 (2).

         Unicom Corporation

o Annual report on Form 10-K for the year ended December 31, 1999, as amended on May 1, 2000 and May 12, 2000;

o Quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

o Current reports on Form 8-K filed on January 7, 2000, January 13, 2000, March 30, 2000, May 9, 2000, June 29, 2000 (2) and October 20, 2000.

         You may request a copy of these filings, other than exhibits not specifically incorporated by reference therein, which will be provided to you without charge, by writing or telephoning:

                      Director, Investor Relations
                      Exelon Corporation
                      37th Floor
                      10 South Dearborn Street
                      Post Office Box 805379
                      Chicago, Illinois 60680-5379
                      Telephone:  (312) 394-8354

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               EXELON CORPORATION

         Exelon (NYSE: EXC) is a leading provider of energy services in the United States. As the result of a merger between PECO Energy Company and Unicom Corporation, Exelon, together with our affiliates, has become one of the nation's largest electric utilities. We are a utility services holding company engaged, through our subsidiaries, in the production, purchase, transmission, distribution and sale of electricity to 5 million retail customers and in the wholesale market, and the distribution and sale of natural gas to 425,000 retail customers. We are the largest nuclear operator in the United States. We also provide power marketing, deregulated energy, telecommunications and infrastructure services.

         We,  through  our  subsidiaries   including  PECO  Energy  Company  and
Commonwealth Edison Co., operate in three business segments:

          o Energy Delivery, consisting of the retail electricity distribution and transmission businesses of ComEd in northern Illinois and PECO Energy in southeastern Pennsylvania and the natural gas distribution business of PECO Energy located in the Pennsylvania counties surrounding the City of Philadelphia.

          o Generation, consisting of electric generating facilities, power marketing operations and equity interests in Sithe Energies, Inc. and AmerGen Energy Company, LLC.

          o Enterprises, consisting of competitive retail energy sales, energy and infrastructure services, communications and related investments.

         During January 2001, we undertook a restructuring to separate our generation and other competitive businesses from our regulated energy delivery business. As part of the restructuring, the non-regulated operations and related assets of ComEd and PECO Energy were transferred to separate subsidiaries. Restructuring will streamline the process for managing, operating and tracking financial performance of each business segment.

         Exelon's executive offices are located at 10 South Dearborn Street, 37th Floor, Chicago Illinois 60680-5379 and our telephone number is (312) 394-4321.

                                 COVERAGE RATIOS

         The ratio of earnings to fixed charges for each of PECO Energy Company and Commonwealth Edison Co. for the periods indicated was as set forth in the following table.

         Substantially all of the results of operations for Unicom Corporation are the results of operations for Commonwealth Edison Co. As such, the following coverage ratios are for ComEd, as the operational entity, rather than Unicom, the former holding company.

                               PECO Energy Company

                            Years ended December 31,
--------------------------------------------------------------------------------

      1995       1996            1997            1998            1999
      ----       ----            ----            ----            ----
      3.41       3.29            2.71            3.60            3.42

                             Commonwealth Edison Co.

                            Years ended December 31,
-------------------------------------------------------------------------------

      1995       1996            1997            1998            1999
      ----       ----            ----            ----            ----
      2.79       2.90            0.58            2.59            2.45

         The ratios of earnings to fixed charges represent, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income plus fixed charges and taxes based on our income. Fixed charges consist of interest on funded indebtedness, other interest, amortization of net gain on reacquired debt and net discount on debt and the interest portion of all rentals charged to income.


                                 USE OF PROCEEDS

         The net proceeds from the sale of the debt securities will be added to our general funds and will be used for the repayment of outstanding indebtedness and for general corporate purposes, all as more specifically set forth in a prospectus supplement.


                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series. The debt securities will be issued under an Indenture to be entered into between us and ____________________________, trustee. The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Indenture for provisions that may be important to you. In the summary below, we include references to section numbers of the Indenture so that you can easily locate these provisions and, when appropriate, we also included references to sections of the Trust Indenture Act.

         General Provisions of the Indenture

         The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

         Because we are a holding company that conducts all of our operations through our subsidiaries, holders of debt securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders other than, in each case, where we are the creditor or stockholder. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of December 31, 2000, our subsidiaries had approximately $13,500,000,000 of outstanding debt. We do not have any preferred stock outstanding but PECO Energy Company, one of our subsidiaries, has outstanding preferred stock with an aggregate value of $174,000,000. Commonwealth Edison Co., another of our subsidiaries, has less than 1% of its shares of common stock held by non-affiliates. Finance subsidiaries of each of PECO Energy and ComEd have preferred stock outstanding, with an aggregate value of $128,000,000 and $328,000,000, respectively. If distributions are not timely made on any of this preferred stock, PECO Energy or ComEd, as the case may be, may not pay dividends on its common stock, which may adversely affect our ability to make payment on these debt securities.

         The Indenture provides that any debt securities proposed to be sold by this prospectus and the accompanying prospectus supplement, as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, in each case as authorized by us from time to time. The particular terms of any series of debt securities and any modifications of or additions to the general terms of the debt securities described in this prospectus will be described in the prospectus supplement for that series. Accordingly, for a description of the terms of any series of debt securities, you should refer to both the prospectus supplement relating to that series and the description of debt securities, set forth in this prospectus.

         The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

o    the title;

o    any limit on the aggregate principal amount;

o whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

o    the price or prices at which the debt securities will be issued;

o the date or dates on which principal is payable which may range from nine months to 30 years for medium-term debt securities and more than 30 years for long-term debt securities;

o interest rates (which may be fixed or floating rates), and the dates from which interest, if any, will accrue, and the dates when interest is payable;

o the right, if any, to extend the interest payment periods and the duration of the extensions;

o    additional covenants to the benefit of the holders of debt securities;

o    our rights or obligations to redeem or purchase the debt securities;

o    any sinking fund provisions;

o the terms applicable to any debt securities issued at a discount from their stated principal amount;

o the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations, if other than the entire principal amount of the debt securities when issued;

o whether and under what circumstances we will pay additional amounts on our debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge attributable to that person and, if so, whether we will have the option to redeem those debt securities rather than pay those additional amounts; and

o    any other specific terms of any debt securities.

         If applicable, the prospectus supplement will also include a discussion of federal income tax considerations relevant to the debt securities being offered.

         We may issue debt securities that provide for less than the entire principal amount to be payable upon declaration of acceleration of the maturity of those debt securities and these debt securities are commonly referred to as "original issue discount securities." Federal income tax and other considerations pertaining to any original issue discount securities will be discussed in the applicable prospectus supplement.

         We are not restricted by the Indenture from incurring indebtedness and you are not protected from a highly leveraged or similar transaction involving us. You should refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

         Denominations, Registration and Transfer

         Debt  securities  of a series  may be  issuable  solely  as  registered securities (registered in our books in the name of the holder thereof). The Indenture also provides that debt securities of a series may be issuable in global form. See "Book-Entry Debt Securities". Unless otherwise provided in the prospectus supplement, debt securities denominated (other than global securities, which may be of any denomination) are issuable in United States dollars in denominations of $1,000 or any integral multiples of $1,000. (Section
2.7 of the Indenture).

         Debt securities will be exchangeable for other debt securities of the same series and maturity. (Section 2.8 of the Indenture).

         Debt securities of a series may be presented for registration of transfer, and debt securities of a series may be presented for exchange, (i) at each office or agency required to be maintained by us for payment of that series as described in "Payment and Paying Agents", and (ii) at each other office or agency that we may designate from time to time for that purpose. No service charge will be made for any transfer of debt securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 2.8 of the Indenture).

     We will not be required to:

o issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days preceding the first mailing of notice of redemption of debt securities of that series to be redeemed; or

o register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

(Section 2.8 of the Indenture).

         Payment and Paying Agents

         Principal, premium, if any, and interest, if any, on debt securities will be payable at any office or agency to be maintained by us in ________________, except that at our option, interest may be paid (i) by check mailed to the address of the person entitled thereto as that address appears in our security register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in our security register. (Section 3.1 of the Indenture). Payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest. (Section 2.7 of the Indenture).

         We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

         Events of Default

         Unless otherwise provided for in the prospectus supplement, we will be subject to an "event of default" under the Indenture if any of the following occurs:

o failure to pay interest for 30 days after the date payment is due and payable; provided that if we extend an interest payment period in accordance with the terms of the debt securities, the extension will not be a failure to pay interest;

o failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

o    failure to make any sinking fund payments when due;

o failure to perform other covenants under the Indenture for 60 days after the trustee has notified us that performance was required;

o    bankruptcy, insolvency or reorganization of our company; or

o any other event of default provided in the applicable resolution of our Board of Directors under which we issue a series of debt securities.

(Section 5.1 of the Indenture).

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of outstanding debt securities of each affected series may declare the entire principal of all the debt securities of that series (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms thereof) to be due and payable immediately. (Section
5.1 of the Indenture).

         Where an event of default has occurred and is continuing with respect to the outstanding debt securities of a series, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the outstanding debt securities of that series, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities that it might incur in compliance with the request that the trustee take action in response to an event of default. Subject to these provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.9 of the Indenture).

         The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the Indenture with respect to that series and its consequences, except a default (i) in payment of the principal of (or premium, if any) or interest, or any additional amounts payable in respect if any debt security of that series or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series. (Section 5.10 of the Indenture)

         The Indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the Indenture unless:

o the holder has previously given to the trustee written notice of default and continuance of that default;

o the holders of at least 25% in principal amount of the affected outstanding debt securities have requested that the trustee institute the action;

o the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

o    the trustee has not  instituted  the action  within 60 days of the request;
     and

o the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

(Sections 5.6 and 5.7 of the Indenture).

         We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indenture. (Section 3.5 of the Indenture). The Indenture provides that the trustee may withhold notice of a default (except payment defaults) to the holders of debt securities of the series to which the default applies if the trustee considers it in the interests of those holders of those debt securities to do so. (Section 5.11 of the Indenture).

         Covenants

         The Indenture provides that we comply with the following covenants:

          o    punctual   payment  of   principal   and  interest  on  the  debt
               securities;

          o maintain an office in ___________________ where debt securities may be presented for payment, exchange and transfer;

          o    to appoint a trustee to fill any vacancy;

          o to issue a certificate to the trustee on January 31 each year indicating whether we have complied with all covenants and conditions in the Indenture;

          o    maintain our corporate existence; and

          o pay our taxes and other assessments and claims as they become due.

         Merger or Consolidation

         The Indenture provides that we may not consolidate with or merge with or into any other corporation or other person or convey or transfer our properties or assets in their entirety or substantially in their entirety to any corporation or other person, unless we are the continuing corporation or the other corporation or other person is organized under the laws of the United States or any state and assumes by supplemental indenture all of our obligations under the Indenture and the debt securities issued thereunder and immediately after the transaction no default exists.

         Modification or Waiver

         The Indenture provides that we and the trustee may modify and amend the Indenture and enter into supplemental indentures without the consent of any holders of debt securities to:

o    evidence the assumption by a successor corporation of our obligations;

o    add covenants for the protection of the holders of debt securities;

o cure any ambiguity or correct any inconsistency in the Indenture, provided that this action does not adversely affect the interests of holders of any series of debt securities in any material respect; and

o evidence and provide for the acceptance of appointment by a successor trustee.

(Section 8.1 of the Indenture).

         The Indenture also provides that we and the trustee may, with the consent of the holders, add, eliminate or modify in any way the provisions of the Indenture or modify in any manner the rights of the holders of the debt securities. Consent of the holders means holders of not less than a majority in aggregate principal amount of debt securities of all affected series then outstanding, voting as one class. (Section 8.2 of the Indenture). We cannot do this, however, for those matters requiring the consent of each holder as described below.

         We and the trustee may not without the consent of the holder of each outstanding debt security affected thereby:

o    extend the final maturity of any debt security;

o    reduce the principal amount or premium, if any;

o    reduce the rate or extend the time of payment of interest;

o    reduce any amount payable on redemption;

o reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

o impair the right to sue for the enforcement of any payment on any debt security when due; or

o reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the Indenture.

         In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the

Indenture (i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would then be due and payable upon acceleration of the maturity thereof and
(ii) debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of other obligor will be disregarded. (Section 7.4 of the Indenture).

         Satisfaction and Discharge, Defeasance and Covenant Defeasance

         We can discharge or defease our obligations under the Indenture as stated below or as provided in the prospectus supplement.

         We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are to become due and payable, or are scheduled for redemption, within one year. We may discharge these obligations by irrevocably depositing with the trustee cash or U.S. "Government Obligations" (as defined below), as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of and interest on the debt securities and any mandatory sinking fund payments. (Section 9.1 of the Indenture).

         We may also discharge any and all of our obligations to holders of any series of debt securities at any time, referred to as "defeasance." We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the Indenture, and we may avoid complying with those covenants without creating an event of default under the Indenture, referred to as "covenant defeasance." We may effect defeasance and covenant defeasance only if, among other things:

o we irrevocably deposit with the trustee cash or U.S. Government Obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, and interest on all outstanding debt securities of that series; and

o we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (i) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner and at the same time as if no covenant defeasance had occurred and (ii) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable U.S. federal income tax law, and based thereon, the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner as if no defeasance had occurred.

(Section 9.1 of the Indenture).

         Although we may discharge or decrease our obligations under the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, then the rights and obligations of the trustee under the Indenture, to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities. (Section 9.1 of the Indenture).

         If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default resulting from a failure to comply with any covenant in the Indenture after the notice served therefor has elapsed, the amount of Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default. In that case, we would remain liable to make payment of those amounts due at the time of acceleration. (Section 9.1 of the Indenture).

         If the trustee or any paying agent is prevented by a court or governmental authority from applying any money deposited with the trustee in accordance with the Indenture, then our obligations under the Indenture and the debt securities shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture. Our obligation will continue until such time as the trustee or paying agent is permitted to apply all money in accordance with the Indenture. Any payment of principal of (or premium, if any) or interest that we make on any debt security following the reinstatement of our obligations will be subrogated to the rights of the holders of those debt securities to receive such payment from the money held by the trustee or paying agent.

         As used above, "Government Obligations" means securities that are (i) direct obligations of the United States or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. (Section 9.1 of the Indenture).

         Book-Entry Debt Securities

         We may issue the debt securities of a series in whole or in part in the form of one or more fully registered debt global securities and in either temporary or permanent form and we refer to each of these as a "global security". Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the trustee, and then by the trustee to the depository.

         We will deposit any registered global securities with a depository or with a nominee for a depository identified in the applicable prospectus supplement and registered in the name of that depository or nominee. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, that these global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any global securities:

o ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee for that global security, these persons being referred to as "participant," or persons that may hold interests through participants;

o upon the issuance of a global security, DTC or its nominee will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the global security beneficially owned by the participants;

o any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

o ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for that global security for interests of participants, and on the records of participants for interests of persons holding through participants.

         The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities. Additional or differing terms of the depository arrangements will be described in the prospectus supplement.

         So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by that global security for all purposes under the Indenture. Except as stated below, owners of beneficial interests in a global security:

o will not be entitled to have the debt securities represented by a global security registered in their names;

o will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

o will not be considered the owners or holders of the debt securities under the Indenture.

         Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC for the global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indenture.

         Neither we, any underwriter or agent, the trustee nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

         We will issue individual debt securities in certificated form in exchange for the relevant global securities if (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days following notice to us, (ii) we determine, in our sole discretion, not to have any debt securities represented by one or more global securities, or (iii) an event of default under the Indenture has occurred and is continuing. If debt securities are issued in certificated form, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to that beneficial interest and to have those debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form.

         The following is based on information furnished by DTC and we assume no responsibility for its content:

         DTC will act as securities depository for the debt securities. The debt securities will be issued as one or more fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee).

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

         Purchases of debt securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

         To facilitate subsequent transfers, the debt securities are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other nominee effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

         Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

         Neither DTC nor Cede & Co. (or other nominee) consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

         Payments of principal of (and premium, if any) and interest on the debt securities will be made to Cede & Co. or other nominee. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers or registered in "street name", and will be the responsibility of such Participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to DTC will be the responsibility of us or the paying agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the paying agent. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

         We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe are reliable, but we take no responsibility for the accuracy thereof.

         Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

         Information About the Trustee

         The Indenture provides that there may be more than one trustee under the Indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the Indenture. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be made by the trustee for that series at an office designated by that trustee in _______________________.

         The trustee may resign at any time and if the trustee resigns, we will appoint a successor trustee. We may remove the trustee if the trustee fails to satisfy the eligibility requirements of the Trust Indenture Act, fails to comply with the Trust Indenture Act, is incapable of acting or if the trustee becomes bankrupt or insolvent and, upon removal, we will appoint a successor trustee. The holders of a majority in aggregate principal amount of the debt securities of each series may remove the trustee for that series at any time and, upon removal, we will appoint a successor trustee (Section 6.11 of the Indenture).

         If the trustee becomes a creditor of Exelon, the Indenture places limitations on the rights of the trustee to obtain payment of claims directly or from property received in respect of that claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee. (Section 6.9 of the Indenture).

         The Indenture provides that if an event of default occurs and is not cured or waived, the trustee must use the same degree of care and skill as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. (Section 6.1 of the Indenture). The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless that trustee has been offered security and indemnity satisfactory to that trustee. (Section 6.2 of the Indenture).

     We maintain ordinary banking relationships with _______________________, including credit facilities and lines of credit. _____________________ also serves as trustee under other indentures under which we or our subsidiaries are the obligors.

         Governing Law


         The Indenture is governed by Pennsylvania law.

                              PLAN OF DISTRIBUTION

         We may sell the debt securities to or through underwriters, dealers, or agents or directly to one or more other purchasers.

         The prospectus supplement sets forth the terms of the offering of the particular series or issue of debt securities to which that prospectus supplement relates, including, as applicable:

o the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of that debt securities;

o    the initial public offering or purchase price of those debt securities;

o any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

o    any commissions paid to any agents;

o    the net proceeds to us; and

o the securities exchanges, if any, on which those debt securities will be listed.

         The obligations of the underwriters to purchase debt securities will be subject to conditions precedent and each of the underwriters will be obligated to purchase all of the debt securities of that series or issue allocated to it if any of those debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The debt securities may be offered and sold by us directly or through agents that we designate from time to time. Any agent involved in the offer or sale of the debt securities for which this prospectus is delivered will be named in, and any commissions payable by us to that agent will be set forth in, the applicable prospectus supplement. Each agent will be acting on a best efforts basis for the period of its appointment.

         Any underwriters, dealers or agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act of

1933, as amended. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act.


                           VALIDITY OF DEBT SECURITIES

         The validity of the debt securities will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.


                                     EXPERTS

         The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of PECO Energy Company for the year ended December 31, 1999 and the consolidated financial statements included in Exelon Corporation's Report 8-K dated March 16, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and schedule of Unicom Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1999 and in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the amounts of expenses attributed to the issuance of the securities being registered which shall be borne by us. All of the expenses listed below, except the SEC registration fee, represent estimates only.

         Estimated

         SEC registration fee..............................     $375,000
         Trustee fees......................................       10,000
         Printing and engraving expenses...................       10,000
         Accounting fees and expenses......................       20,000
         Legal fees and expenses...........................       50,000
         Miscellaneous fees and expenses...................       35,000
                                                             -----------
              Total........................................     $500,000

Item 15.  Indemnification of Directors and Officers.

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law provide that a business corporation may indemnify any director or officer against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the Pennsylvania Business Corporation Law provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of these actions.

         Section 1746 of the Pennsylvania Business Corporation Law provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the Pennsylvania Business Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against that person and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against the liability under Subchapter D.

         Exelon's by-laws provide that Exelon is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. Exelon's by-laws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or to be attributable to receipt from Exelon of a personal benefit to which the recipient is not legally entitled.

         As permitted by the Pennsylvania Business Corporation Law, Exelon's by-laws provide that directors generally will not be liable for monetary damages in any action whether brought by shareholders directly or in the right of Exelon or by third parties unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the Pennsylvania Business Corporation Law), and that failure constitutes self-dealing, willful misconduct or recklessness.

         Exelon maintains directors' and officers' liability insurance.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit
Number   Description
-------  -----------

1.1      Form of Underwriting Agreement

3.1 Amended and Restated Articles of Incorporation of Exelon Corporation (incorporated by reference to Exhibit 3.1 of Exelon's Registration Statement on Form S-4 (Registration No. 333-37082))

3.2 Bylaws of Exelon Corporation (incorporated by reference to Exhibit 3.2 of Exelon's Registration Statement on Form S-4 (Registration No. 333-37082))

4.1 Form of Indenture between Exelon Corporation and the trustee named therein

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities

12.1     Statement re:  Computation of Ratios

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Arthur Andersen LLP

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney from officers and directors (included in the signature pages hereto)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BankOne, National Association, as candidate for trustee under the Indenture

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as candidate for trustee under the Indenture

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as candidate for trustee under the Indenture

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the 1933 Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933
Act  and  is,  therefore,   unenforceable.   In
the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

(d)      The registrant hereby undertakes that:

         (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 26, 2001.


                                       EXELON CORPORATION



                                        By: /s/ John W. Rowe
                                            ---------------------------------
                                              Name: John W. Rowe
                                              Title: Co-Chief Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corbin A. McNeill and John W. Rowe and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                         Title                              Date
---------                                         -----                              ----


/s/ Corbin A. McNeill                       Corbin A. McNeill                   March 23, 2001
------------------------------------        ----------------------------
Corbin A. McNeill                           (Principal Co-Executive
                                                     Officer)

/s/ John W. Rowe                            John W. Rowe                        March 23, 2001
------------------------------------        ----------------------------
John W. Rowe                                (Principal Co-Executive
                                                     Officer)





                                      II-5



/s/ Ruthann Gillis                          Ruthann Gillis                      March 23, 2001
------------------------------------        ----------------------------
Ruthann Gillis                              (Principal Financial
                                                     Officer)



/s/ Jean Gibson                             Jean Gibson                         March 23, 2001
------------------------------------        ----------------------------
Jean Gibson                                 (Principal Accounting
                                               Officer)


/s/ Edward A. Brennan                                Director                   March 23, 2001
------------------------------------
Edward A. Brennan



                                                     Director                   March 23, 2001
------------------------------------
Carlos H. Cantu



                                                     Director                   March 23, 2001
------------------------------------
Daniel L. Cooper



/s/ M. Walter D'Alessio                              Director                   March 23, 2001
------------------------------------
M. Walter D'Alessio



/s/ G. Fred DiBona, Jr.                              Director                   March 23, 2001
------------------------------------
G. Fred DiBona, Jr.



/s/ Bruce DeMars                                     Director                   March 23, 2001
------------------------------------
Bruce DeMars



                                                     Director                   March 23, 2001
------------------------------------
Sue L. Gin



/s/ Richard H. Glanton                               Director                   March 23, 2001
------------------------------------
Richard H. Glanton





                                      II-6

                                                     Director                   March 23, 2001
------------------------------------
Rosemarie B. Greco



/s/ Edgar D. Jannotta                                Director                   March 23, 2001
------------------------------------
Edgar D. Jannotta



/s/ Corbin A. McNeill, Jr.                           Director                   March 23, 2001
------------------------------------
Corbin A. McNeill, Jr.



/s/ John H. Palms, Ph.D.                             Director                   March 23, 2001
------------------------------------
John H. Palms, Ph.D.



/s/ John W. Rogers, Jr.                              Director                   March 23, 2001
------------------------------------
John W. Rogers, Jr.



/s/ John W. Rowe                                     Director                   March 23, 2001
------------------------------------
John W. Rowe



/s/ Ronald Rubin                                     Director                   March 23, 2001
------------------------------------
Ronald Rubin


/s/ Richard L. Thomas                                Director                   March 23, 2001
------------------------------------
Richard L. Thomas


                                  EXHIBIT INDEX

Exhibit No.       Exhibit
--------------    ---------

1.1      Form of Underwriting Agreement

3.1 Amended and Restated Articles of Incorporation of Exelon Corporation (incorporated by reference to Exhibit 3.1 of Exelon's Registration Statement on Form S-4 (Registration No. 333-37082))

3.2 Bylaws of Exelon Corporation (incorporated by reference to Exhibit 3.2 of Exelon's Registration Statement on Form S-4 (Registration No. 333-37082))

4.1 Form of Indenture between Exelon Corporation and the trustee named therein

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities

12.1     Statement re:  Computation of Ratios

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Arthur Andersen LLP

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney from officers and directors (included in the signature pages hereto)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association, as candidate for trustee under the Indenture

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as candidate for trustee under the Indenture

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as candidate for trustee under the Indenture